                                                              EXHIBIT 10(ap)

DEWEY BALLANTINE

                                    March 19 1996


          MEMORANDUM FOR MESSRS. ROBUSTELLI &  TRICKEY & MS. CORNELL:

                   Re: PRUDENTIAL/AMRESCO WAREHOUSES.

                   Enclosed for your records are the following closing documents in connection with the above-referenced transaction:

                   1. Supplement No. 1 to the Custodial Agreement:

                   2. Interim Warehouse and Security Agreement and Secured
                      Note, dated February 23, 1996;

                   3. Interim Warehouse and Security Agreement and Secured Note
                      dated February 26, 1996;

                   4. Opinion of Counsel to AMRESCO.

Please feel free to contact me at (212) 259-8338 with any questions.

                   Best regards.


                                             Faye Ricci


Enclosures

                        SUPPLEMENT NO. 1 TO CUSTODIAL AGREEMENT

                             Dated as of February 26, 1996

     Reference is made to the Amended and Restated Master Custodial
Agreement, dated as of November 1, 1995 (the "Custodial Agreement") between AMRESCO Residential Mortgage Corporation (the "Owner") and Bankers Trust Company of California, N.A., as Custodian (the "Custodian"), Capitalized terms not otherwise defined herein shall have the meaning as set forth in the Custodial Agreement.

     With respect to only those portfolios of mortgage loans in which Prudential Securities Realty Funding Corporation ("Prudential) is the Lender, the following has been agreed upon by the undersigned:

SECTION 1.

           (A) The last sentence of Section 21 of the Custodial Agreement is hereby deleted in its entirety and replaced with the following:

           "Further, unless Custodian receives contrary instructions from an Authorized Representative of Owner or Registered Holder, any Authorized Representative of Servicer is permitted to give notices, requests and instructions under Section 3(c), 6 and 11 of this Agreement on behalf of Owner; provided that if Servicer or Owner has requested delivery of Custodial Files with respect to any particular Loan Package, the Authorized Representatives of the Registered Holder must consent to all such requests or deliver to the Custodian a specific waiver".

           (B) The last sentence of Section 3(c) of the Custodial Agreement is hereby deleted in its entirety.

SECTION 2.

           As amended by Section 1 hereof all provisions of the Custodial Agreement are reconfirmed as of the date hereof. The Owner, in addition, hereby reconfirms and remakes as of the date hereof each and every of its representations, warranties and covenants set forth in the Custodial Agreement.

                                       AMRESCO RESIDENTIAL MORTGAGE
                                        CORPORATION


                                       By: /s/ MICHAEL W. TRICKEY
                                        ------------------------------------
                                        Name: Michael W. Trickey
                                        Title: Vice President




                                       BANKERS TRUST COMPANY OF CALIFORNIA,
                                         N.A., as Custodian


                                       By: /s/ JOANNA G. MCSWEENEY
                                         -------------------------------------
                                         Name: Joanna G. McSweeney
                                         Title: Assistant Secretary



                                       PRUDENTIAL SECURITIES REALTY FUNDING
                                         CORPORATION, as Lender


                                       By: /s/ ELIZABETH W. CASTAGNA
                                           -------------------------------------
                                           Name:  Elizabeth W. Castagna
                                           Title: Vice President & Treasurer

                          APPROVAL AS TO LEGALITY


     I, Karen H. Cornell, corporate counsel to the Borrower hereby confirm that:

     (a) I delivered, on November 1, 1995, the opinion letter, a copy of which is attached hereto, (the "Opinion Letter") relating to the Custodial Agreement.

     (b) I have represented the Borrower in connection with its execution and delivery of Supplement No. 1 to the Custodial Agreement (the "Supplement") to which this Approval as to Legality is attached.

     (c) I hereby extend, as of the date hereof, the opinions set forth in the Opinion Letter to cover both the Supplement itself as well as the transactions described on the Supplement confirm, as of the date hereof, and subject to any and all assumptions and qualifications set forth therein, the opinions set forth in the Opinion Letter.


                                          Yours truly,

                                          KAREN H. CORNELL
                                          -------------------------------
                                          Karen H. Cornell
                                          Corporate Counsel


Dated as of February 26, 1996

                                              EXECUTION COPY

============================================================


                    INTERIM WAREHOUSE AND
                      SECURITY AGREEMENT


                        by and between


                 PRUDENTIAL SECURITIES REALTY
                     FUNDING CORPORATION,
                          as Lender


                             and


          AMRESCO RESIDENTIAL MORTGAGE CORPORATION,
                         as Borrower



                Dated as of February 23, 1996


============================================================

                      Table of Contents


                                                        Page
                                                        ----

    Section 1.   The Loan. . . . . . . . . . . . . . . .   1

    Section 2.   Additional Conditions Precedent to
                    Advance; Required Characteristics
                    of Mortgage Loans, Correspondents
                    and Servicers. . . . . . . . . . . .   5

    Section 3.   Mortgage Files and Custodian. . . . . .   6

    Section 4.   Representations, Warranties and
                    Covenants. . . . . . . . . . . . . .   7

    Section 5.   Mandatory Prepayment of Loan. . . . . .  10

    Section 6.   Release of Mortgage Files following
                    Payment of Loan. . . . . . . . . . .  10

    Section 7.   The AMRESCO Note. . . . . . . . . . . .  11

    Section 8.   No Oral Modifications; Successors
                    and Assigns; Assignment of
                    Collateral . . . . . . . . . . . . .  11

    Section 9.   Reports . . . . . . . . . . . . . . . .  11

    Section 10.  Events of Default . . . . . . . . . . .  12

    Section 11.  Remedies Upon Default . . . . . . . . .  13

    Section 12.  Indemnification . . . . . . . . . . . .  14

    Section 13.  Power of Attorney . . . . . . . . . . .  15

    Section 14.  Agreement Constitutes Security
                    Agreement. . . . . . . . . . . . . .  15

    Section 15.  Lender May Act Through Affiliates . . .  15

    Section 16.  Notices . . . . . . . . . . . . . . . .  15

    Section 17.  Severability. . . . . . . . . . . . . .  16

    Section 18.  Counterparts. . . . . . . . . . . . . .  17

    Section 19.  Certain Definitions . . . . . . . . . .  17

                  INTERIM WAREHOUSE AND SECURITY AGREEMENT


       INTERIM WAREHOUSE AND SECURITY AGREEMENT, dated as of February 23, 1996 (as amended or otherwise modified from time to time, this "AGREEMENT") among PRUDENTIAL SECURITIES REALTY FUNDING CORPORATION, a Delaware corporation, having an office at 1220 N. Market Street, Wilmington, Delaware 19801 (the "LENDER"), and AMRESCO RESIDENTIAL MORTGAGE CORPORATION, a Delaware corporation, having its principal office at 1845 Woodall Rodgers Freeway, Suite 1700, Dallas, Texas 75201 (the "BORROWER").

       WHEREAS, the Lender intends to lend and the Borrower intends to borrow up to $200,000,000 (two hundred million dollars) to fund the purchase by the Borrower of floating or fixed rate, first lien, residential, mortgage loans; and

       WHEREAS, the Lender's affiliate, Prudential Securities Incorporated ("PSI") will act as the sole or lead manager on the mortgage-backed securities issuance (the "SECURITIZATION") to be sponsored by the Borrower (or by an affiliate thereof) and collateralized by the Pledged Mortgage Loans.

       An index to the location of the definitions of the defined terms used herein is set forth as Appendix I hereto.

       NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto hereby agree as follows:

       SECTION 1.  THE LOAN.

       A.  Subject to the terms of this Agreement:

       1. The Lender agrees to lend to the Borrower up to a maximum of $200,000,000 (such Borrowing, the "Loan"), to be made in one or more advances (each, an "ADVANCE"); PROVIDED, HOWEVER, that in no event shall the outstanding debt (including, without limitation, the Loan), owed to the Lender by the Borrower under any loan agreement (including, without limitation, this Agreement), exceed $200,000,000. The Borrower agrees that the Loan shall be used to warehouse adjustable or fixed rate, first lien, residential mortgage loans that are to be included in the Securitization (the "MORTGAGE LOANS"), as such Mortgage Loans are identified to the Lender in writing and in electronic form from time to time. All Mortgage Loans financed hereunder shall be closed loans; I.E., this facility shall not be used for "wet" or "table" fundings. The Lender may refuse to lend against any Mortgage Loan(s) which the Lender reasonably believes will not be eligible for inclusion in the securitized pool either (x) due to the characteristics of such Mortgage Loan or (y) due to the expected aggregate characteristics of the Mortgage Loans.

       2.     Each Advance shall be made on a date prior to the Maturity
    Date referred to below (each such date, a "FUNDING DATE"); PROVIDED that:

       (i) the conditions precedent to the making of Advances set forth in
    Section 2 hereof shall have been satisfied, and the representations and warranties of the Borrower in Section 4 and Section 7 hereof shall be true and correct on and as of such Funding Date as if made on and as of such date;

       (ii) no Event of Default shall have occurred and be continuing or would exist after the making of the Advance on such Funding Date;

       (iii) the Lender shall have received (A) in connection with each Advance, a certificate from the Custodian referred to below to the effect that it has reviewed the mortgage files relating to the Mortgage Loans being pledged in connection with the Advance being made on such Funding Date and has found no material deficiencies in such mortgage files (the "CUSTODIAN'S CERTIFICATION"), it being acknowledged that the Custodian's Certification may consist of an initial certification, which must be delivered on or prior to the related Funding Date with respect to the notes and assignments of mortgage, and a final certification with respect to the remainder of the mortgage files within 30 days of such Funding Date and (B) prior to the initial Advance, a legal opinion from counsel (which may be in-house counsel) to the Borrower in the form of Exhibit B attached hereto;

       (iv) the Borrower shall have delivered or caused to be delivered to the Custodian all required documents with respect to the Mortgage Loans being pledged on such Funding Date; and

       (v) to the extent described in Section 5(C) hereof, no notice described in said Section 5(C) shall have been received by PSI.

       3. The Loan shall accrue interest daily on its outstanding principal amount, with interest calculated for the actual number of days elapsed, based on a 360-day year. The interest rate shall be (except as otherwise provided in Section E(2) or Section 11(D) hereof) LIBOR plus 0.85 and shall be reset on each business day. Interest which accrues during each calendar month shall be payable on the 1st business day of the following month, with any outstanding interest due and payable in its entirety on the date of termination of this warehouse facility (including the Maturity
    Date).

       "LIBOR" shall mean, for each day, a fluctuating interest rate per annum equal to the overnight London Interbank Offered Rate as determined by the Lender from time to time.

       Any amounts pre-paid under this Agreement prior to the Maturity Date may be re-borrowed, subject to the terms and conditions of this Agreement, until the Maturity Date.

       B.     The amount of each Advance shall not exceed the lesser of:

       1. 100% of the aggregate outstanding principal balance of the Mortgage Loans (calculated as of the related Cut-Off Date or, if the Borrower is using the proceeds of the Advance to purchase the related Mortgage Loans at their aggregate outstanding principal balance as of the settlement date for the purchase, then their aggregate outstanding principal balance as of such settlement date) proposed to be pledged to the Lender in connection with such Advance, MINUS, in the event that a Collateral Deficiency Situation exists as of the date of such Advance, the Restoration Amount as of the date of such Advance; and

       2. the product of (x) the Market Value of the Mortgage Loans proposed to be pledged to the Lender in connection with such Advance and (y) 0.95, MINUS, in the event that a Collateral Deficiency Situation exists as of the date of such Advance, the Restoration Amount as of the date of such Advance.

       For purposes of this Agreement:

       A COLLATERAL DEFICIENCY SITUATION shall be deemed to be existing as of any day on which (x) the outstanding principal amount of the Loan as of such day exceeds (y) the product of (I) the Market Value of the Pledged Mortgage Loans (disregarding the Market Value of any Mortgage Loans proposed to be pledged to the Lender on such day) and (II) 0.95 by more than $250,000.

       CUT-OFF DATE means, as of any date, the close of business on the date set forth in the related Mortgage Loan Schedule (as defined in the Amended and Restated Master Custodial Agreement). In no event shall the Cut-Off Date precede by more than 30 days the date on which the related Mortgage Loan Schedule is delivered.

       MARKET VALUE means, as of any date and with respect to any Mortgage Loans, the whole-loan servicing-retained fair market value of such Mortgage Loans as of such date as determined by the Lender (or an affiliate thereof) in its sole discretion.

       MATURITY DATE means, the earlier of (i) April 30, 1996 and (ii) the date on which the second quarter Securitization occurs. The Maturity Date may be extended by Lender, in Lender's sole and unreviewable discretion, on any date by the execution and delivery of a Credit Increase Confirmation and Note Amendment in the form of Exhibit C hereto.

       PLEDGED MORTGAGE LOANS means, as of any date of determination, any mortgage loans then held by the Custodian on behalf of the Lender to secure the Loan.

       RESTORATION AMOUNT means, as of any date of determination, the amount, if any, by which (x) the outstanding principal amount of the Loan as of such date (including accrued interest) exceeds (y) the lesser of (i) the product of (I) the Market Value of the Pledged Mortgage Loans (disregarding the Market Value of any Mortgage Loans proposed to be pledged to the Lender on such date) and (II) 0.95 and (ii) the outstanding principal balance of the Pledged Mortgage Loans (disregarding the outstanding principal balance of any Mortgage Loans to be pledged to the Lender on such date).

       C. The Loan evidenced hereby shall mature on the Maturity Date and all amounts outstanding hereunder shall be due and payable on the Maturity Date.

       D. The Loan is pre-payable at any time without premium or penalty, in whole or in part; PROVIDED, that Pledged Mortgage Loans may not be removed from this facility (including in connection with any prepayment of the Loan in part) with the result that, in the Lender's sole reasonable determination, the remaining Pledged Mortgage Loans, are, in the aggregate, materially inferior as collateral as compared to the pool of Pledged Mortgage Loans immediately prior to such removal. In addition, no Pledged Mortgage Loans may be removed from this facility with the result that a Collateral Deficiency Situation would then exist. Notwithstanding the foregoing, however, a Pledged Mortgage Loan, may in any event be removed from this facility if such Pledged Mortgage Loan has been paid in full by the mortgagor. If the Borrower intends to prepay the Loan in whole or in substantial part from a source other than the proceeds of the Securitization, the Borrower shall give two business days' written notice to the Lender.

       E.1. If the Loan is not extended by means of a Credit Increase Confirmation and Note Amendment, the Loan shall immediately and automatically become due and payable without any further action by the Lender on the then scheduled Maturity Date, and in the event of non-payment in full on such Maturity Date the Lender may exercise all rights and remedies available to it as the holder of a first perfected security interest under the Uniform Commercial Code of the State of New York (the "NEW YORK UCC").

       2. If the Borrower awards a Securitization or whole-loan trade involving any Pledged Mortgage Loans to a group of managers (or to an investment banking house, agent, broker, or underwriter) which in PSI's reasonable determination does not give PSI a fair allotment of the securities issued in such Securitization, then the interest rate on the Loan shall increase to LIBOR plus 2.40%, which higher rate shall retroactively be applied as of the related Funding Date for all prior Advances or Pledged Mortgage Loans so involved.

       F. The Loan shall be evidenced by the secured promissory note of the Borrower in the form attached hereto as Exhibit A (the "Secured Note").

       G. In the event that the Loan is extended beyond its then scheduled Maturity Date by means of a Credit Increase Confirmation and Note Amendment, the factors set forth in the definitions of "Collateral Deficiency Situation" and "Restoration Amount" may be revised downward by the Lender in its sole discretion.

       SECTION 2. ADDITIONAL CONDITIONS PRECEDENT TO ADVANCE; REQUIRED CHARACTERISTICS OF MORTGAGE LOANS, CORRESPONDENTS AND SERVICERS.

       A. Not later than two business days prior to the proposed Funding Date for an Advance the Borrower shall deliver to the Lender (i) a written notice in the form of Exhibit D hereto and (ii) an electronic disk or tape, in a mutually satisfactory form to be agreed upon detailing certain specified characteristics of the Mortgage Loans proposed to be pledged in connection with such Advance (each such schedule, a "MORTGAGE LOAN SCHEDULE"). The "Mortgage Loan Schedule" as defined in the Borrower's "Continuing Loan Purchase Agreement" with Long Beach Mortgage Company is considered to be in satisfactory form.

       B. It is the Lender's understanding that the Borrower's current business strategy (the "PROGRAM") is to operate as a "conduit" for the securitization of non-conforming credit mortgage loans (also referred to as "B/C" mortgages) which the Borrower will purchase from others and with respect to which the Borrower will retain one or more third-party contract servicers.

       In connection with the Program, the Borrower agrees as follows:

              (i) the Borrower shall supply to the Lender and/or its counsel copies of all purchase agreements ("PURCHASE AGREEMENTS") and third-party servicing agreements ("SERVICING AGREEMENTS") (or, if such agreements have not been finalized, the latest drafts of such agreements), together with copies of all underwriting guidelines applicable to any Mortgage Loans proposed to be financed hereunder, not later than the second business day prior to the proposed Funding Date (it being understood that if the same agreements and guidelines apply to multiple Funding Dates they only need to be furnished once);

              (ii) the Lender may in its reasonable discretion reject for financing hereunder any Mortgage Loans based upon the identity of the entity selling such Mortgage Loans to the Borrower (each such entity, a "CORRESPONDENT"), or, if the originator of such Mortgage Loans is not the Correspondent, upon the identity of such originator, PROVIDED, that, in furtherance of the foregoing the Borrower and the Lender agree to communicate with reasonable frequency concerning the Borrower's pipeline and upcoming trades, and PROVIDED FURTHER that Long Beach Mortgage Company and Option One Mortgage Corporation are approved originators as of the date of this Agreement;

              (iii) the Lender may in its sole discretion reject for financing hereunder any Mortgage Loans based upon the identity of the entity proposed to service such Mortgage Loans; PROVIDED that the Lender may, as an alternative to rejecting any such Mortgage Loans, require that the Borrower name Advanta Mortgage Corp. USA ("ADVANTA MORTGAGE") as the servicer and effect a servicing transfer to Advanta Mortgage on the earliest date practicable;

              (iv) each Servicing Agreement shall provide that upon an Event of Default under this Agreement the servicer may be terminated thereunder, with or without cause, on not more than 30 days' prior notice, and without the payment of any termination fee by the Lender; the servicing fee under any Servicing Agreement will not exceed 60 basis points; the Borrower shall terminate a servicer at the request of the Lender if such servicer is in default under the related Servicing Agreement; the Borrower shall not transfer servicing with respect to any Pledged Mortgage Loan without the Lender's prior consent; each Servicing Agreement shall allow the Lender to direct the servicer to remit collections directly to the Lender if an Event of Default occurs hereunder; it is understood and agreed that the foregoing provisions may be contained in a side agreement or letter executed by the related servicer and need not be set forth in the main text of a Servicing Agreement;

              (v) the Borrower hereby assigns to the Lender, as collateral security for the Loan, all of the Borrower's right, title and interest in and to each Servicing Agreement each Purchase Agreement and the Amended and Restated Master Custodial Agreement (collectively, the "PROGRAM AGREEMENTS");

              (vi) notwithstanding the collateral assignment granted in clause (v) above, the Borrower agrees and covenants with the Lender (x) to enforce diligently the Borrower's rights and remedies set forth in the Program Agreements and (y) to provide the Lender with prompt written notice of any default or event which, with the passage of time, will become a default, by any party to any Program Agreement and of which the Borrower is aware.

       C. The Borrower shall reimburse the Lender for any of the Lender's reasonable out-of-pocket costs, including due diligence review costs and reasonable attorney's fees, incurred by the Lender in determining the acceptability to the Lender of (x) any Mortgage Loans, (y) any Program Agreement or (z) the identity of any Correspondent, originator or servicer, PROVIDED that (1) the attorney's fees payable in connection with the Lender's counsel's review of the Program Agreements to be in place for the initial Funding Date, together with all of the Lender's counsel's fees in connection with the preparation of this Agreement shall not exceed $12,000 and (2) no such costs shall be incurred with respect to Advanta Mortgage or Long Beach Mortgage Company, each of which shall be considered an acceptable servicer. The Borrower shall also pay, or reimburse the Lender if the Lender shall pay, any termination fee which may be due to any servicer.

       SECTION 3. MORTGAGE FILES AND CUSTODIAN. The Borrower shall deliver to Bankers Trust Company of California, N.A. as custodian (the "CUSTODIAN") on behalf of the Lender, the documents and instruments listed in Section 2 of that certain Amended and Restated Master Custodial Agreement dated as of November 1, 1995 (the "AMENDED AND RESTATED MASTER CUSTODIAL AGREEMENT") among the Borrower, and the Custodian. Such documents and instruments evidencing and relating to the Mortgage Loans, together with any proceeds thereof, and together with the Borrower's right, title and interest in and to the Program Agreements are hereinafter referred to as the "COLLATERAL". The Borrower hereby pledges all of its right, title and interest in and to the Collateral to the Lender to secure the repayment of principal of and interest on the Loan and all other amounts owing by the Borrower to the Lender hereunder or under any other agreement or arrangement (collectively, the "SECURED OBLIGATIONS").

       SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS. A. The Borrower represents and warrants to the Lender that:

       1. It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

       2. It is duly licensed as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations. It has the requisite power and authority and legal right to own and grant a lien on all of its right, title and interest in and to the Collateral, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each Program Agreement, and the Secured Note.

       3. At all times after the Custodian has received a Mortgage Loan from the Borrower and until payment in full of the Loan, the Borrower will not knowingly and intentionally commit any act in violation of applicable laws, or regulations promulgated with respect thereto.

       4. The Borrower is solvent and is not in default under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money, and the execution, delivery and performance by the Borrower of this Agreement, the Secured Note and the Program Agreements do not conflict with any term or provision of the certificate of incorporation or by-laws of the Borrower or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to the Borrower of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Borrower and will not result in any violation of any such mortgage, instrument or agreement.

       5. All financial statements or certificates of the Borrower, any Affiliate of the Borrower or any of its officers furnished to the Lender are true and complete and do not omit to disclose any material liabilities or other facts relevant to the Borrower's or such Affiliate's condition. As used in this Agreement, "AFFILIATE" means AMRESCO and any entity controlled (within the definition of "control" set forth in the Securities and Exchange Act of 1934, as amended) by AMRESCO. All such financial statements have been prepared in accordance with GAAP. No financial statement or other financial information as of a date later than that supplied to the Lender, has been furnished by the Borrower or AMRESCO to another lender of the Borrower or AMRESCO that has not been furnished to the Lender.

       6. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by the Borrower of this Agreement, the Secured Note and the Program Agreements.

       7. There is no action, proceeding or investigation pending with respect to which the Borrower has received service of process or, to the best of the Borrower's knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, the Secured Note or any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Secured Note or any Program Agreement, or (C) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, the Secured Note or any Program Agreement.

       8. There has been no material adverse change in the business, operations, financial condition, properties or prospects of the Borrower or Material Affiliate which has recourse debt outstanding to an entity other than another Affiliate in an amount in excess of $1,000,000 (any such Affiliate, a "MATERIAL AFFILIATE") since the date set forth in the financial statements supplied to the Lender.

       9. This Agreement, the Secured Note and the Program Agreements have been (or, in the case of Program Agreements not yet executed, will be) duly authorized, executed and delivered by the Borrower, all requisite corporate action having been taken, and each is valid, binding and enforceable against the Borrower in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

    B. With respect to every Mortgage Loan pledged to the Lender, the Borrower represents and warrants to the Lender that:

           1. Such Mortgage Loan and all accompanying collateral documents are complete and authentic and all signatures thereon are genuine.

           2. Such Mortgage Loan arose from a bona fide loan, complying with all applicable State and Federal laws and regulations, to persons having legal capacity to contract and is not subject to any defense, set-off or counterclaim.

           3. No default has occurred in any provisions of such Mortgage Loan.

           4. To the best of the Borrower's knowledge, any property subject to any security interest given in connection with such Mortgage Loan is not subject to any other encumbrances other than "permitted encumbrances" which may be allowed under the related Purchase Agreement.

           5. The Borrower pledging such Mortgage Loan hereunder holds good and indefeasible title to, and is the sole owner of, such Mortgage Loan subject to no liens, charges, mortgages, participations, encumbrances or rights of others or other liens released simultaneously with such pledge.

           6. Each Mortgage Loan conforms to the description thereof as set forth on the related Mortgage Loan Schedule delivered to the Custodian and the Lender.

           7. All disclosures required by the Real Estate Settlement Procedures Act, by Regulation X promulgated thereunder and by Regulation Z of the Board of Governors of the Federal Reserve System promulgated pursuant to the statute commonly known as the Truth-in-Lending Act and the Notice of the Right of Rescission required by said statute and regulation have been properly made and given.

           8. Such Mortgage Loan is not 31 or more days delinquent as of the last payment due date for such Mortgage Loan.

           9. Each representation and warranty made by the related Correspondent in the related Purchase Agreement was true and correct as of its date.

    C. The Borrower covenants with the Lender that, during the term of this facility:

           1. The Borrower's stated net worth less intangible assets (which include such assets as copyrights, patents, trademarks, goodwill, computer programs, capitalized advertising costs, organization costs, licenses, leases, franchises, exploration permits, and import and export permits, etc.) shall not be less than $24,000,000.

           2. The Borrower's stated net worth less intangible assets minus the amount of any receivable from AMRESCO, INC. ("AMRESCO") or Affiliates shall not be less than $10,000,000.

           3. The Borrower's leverage ratio shall not exceed 10:1, such ratio being the ratio of (x) the Borrower's total liabilities to (y) the Borrower's stated net worth less intangible assets minus the amount of any receivable from AMRESCO or Affiliates.

           4. That AMRESCO will continue to maintain, for it and its subsidiaries, insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud or an aggregate amount of at least $1,000,000, which insurance shall name the Lender as a loss payee.

       SECTION 5.  MANDATORY PREPAYMENT OF LOAN.

       A. Upon discovery by the Borrower or the Lender of any breach of any of the representations and warranties listed in Section 4(B) preceding, the party discovering such breach shall promptly give notice of such discovery to the others.

       The Lender has the right to require, in its unreviewable discretion, the Borrower to repay the Loan in part with respect to any Mortgage Loan which breaches one or more of the representations and warranties listed in
Section 4(B) preceding or (ii) which is determined by the Lender to be unacceptable for inclusion in such Securitization.

       B. If any Mortgage Loan, as indicated on any Supplemental Mortgage Loan Schedule delivered pursuant to Section 9(b) hereof, becomes 31 or more days delinquent, the Lender may require the Borrower to prepay the Loan in part with respect to such Mortgage Loan, or, with the Lender's consent, deliver a qualifying substitute mortgage loan in its place.

       C. If the Borrower awards the Securitization or any whole-loan trade involving any Pledged Mortgage Loans to an investment banking house, agent or underwriter other than PSI, or to a group of managers which in PSI's reasonable determination does not give PSI a fair allotment of the securities issued in such Securitization then (x) the Lender may demand that the Borrower prepay any portion of the Loan evidenced hereby relating to the dollar amount of the Mortgage Loans to be included in such Securitization or whole loan trade, in which PSI has not been selected for participation, for payment within five business days of the demand for prepayment, (y) the Lender may refuse to make further Advances hereunder if such Advances would relate to Mortgage Loans to be included in such Securitization or whole-loan trade in which PSI has not been selected for participation and (z) the interest rate on the Loan shall increase as set forth in Section 1(E)(2) hereof. The Borrower shall give immediate notice, by facsimile transmission, to the attention of Elizabeth Castagna at the Lender, Valerie Kay at PSI (fax 212-778-7401) and to Jim Fadel at PSI (fax 212-778-7401) of any decision to award the lead manager role or to name any group of managers for any Securitization or whole-loan trade involving any Pledged Mortgage Loans.

       D. If, on any date other than a Funding Date, the Lender determines that a Collateral Deficiency Situation exists, the Lender shall so notify the Borrower, and the Borrower, within one business day, shall either
(i) pay to the Lender the Restoration Amount or (ii) deliver to the Custodian on behalf of the Lender additional Mortgage Loans having an aggregate Market Value at least equal to the Restoration Amount. The provisions of Section 1(B) shall govern with regard to a Collateral Deficiency Situation as of a Funding Date.

       SECTION 6. RELEASE OF MORTGAGE FILES FOLLOWING PAYMENT OF LOAN. The Lender agrees to cause to be released from the lien hereof the documents described in Section 2 of the Amended and Restated Master Custodial Agreement at the request of the Borrower upon payment in full of the Loan, or, if a partial payment of the Loan occurs, the documents relating to a PRO RATA portion of the Pledged Mortgage Loans,

PROVIDED, THAT, with respect to payments in full of a Pledged Mortgage Loan, the Borrower agrees to (i) provide the Lender with a copy of a report from the related Servicer indicating that such loan has been paid in full and (ii) pay to the Lender in full the outstanding Advance with respect to such Pledged Mortgage Loan. The Lender agrees to release such lien within one Business Day after receipt of both (i) and (ii) from the immediately preceding sentence.

       SECTION 7. THE AMRESCO NOTE. The Borrower on the date hereof holds a demand note from AMRESCO (the "AMRESCO NOTE") under which AMRESCO may borrow and has already borrowed up to $25,000,000 at any time. The Borrower represents that it has already made a demand for repayment by AMRESCO of $10,000,000 under the AMRESCO Note, and has invested the proceeds of such repayment in mortgage loans or in residual or interest only certificates in similar securitizations (which may be the portion of Pledged Loans not financed by this facility or other loans of similar quality to those then held under this facility), or investment-grade fixed-income investments. The Borrower covenants with the Lender (x) to make no further demands for repayment of the AMRESCO Note without first informing the Lender and (y) to make a demand for repayment under the AMRESCO Note if the Borrower's receipt of the proceeds of such drawing are needed by the Borrower to pay any amounts due to the Lender hereunder.

       SECTION 8. NO ORAL MODIFICATIONS; SUCCESSORS AND ASSIGNS; ASSIGNMENT OF COLLATERAL. No provisions of this Agreement shall be waived or modified except by a writing duly signed by the authorized agents of the Lender and the Borrower. This Agreement shall be binding upon the successors and assigns of the parties hereto. The Borrower acknowledges and agrees that the Lender may re-pledge, enter into repurchase transactions, and otherwise re-hypothecate (including the granting of participation interests therein) the Collateral for the Loan and/or the Secured Note, PROVIDED that no such act shall in any way (x) affect the Borrower's rights to the Collateral, (y) change the location of the Mortgage Loan documents, which shall remain with the Custodian or (z) grant to any other person any direct rights against the underlying mortgagors.

       SECTION 9. REPORTS. A. The Borrower shall provide the Lender with an electronic disk or tape (each, a "SUPPLEMENTAL MORTGAGE LOAN SCHEDULE") within two business days following any request made by the Lender or any affiliate thereof for such a report, but in any event at least once a month within two business days of the Borrower's receipt of the related servicer's monthly report, setting forth on a loan-by-loan basis, the current principal balance outstanding of each Loan as of the end of the prior calendar month. Such Supplemental Mortgage Loan Schedule will also contain information concerning all Mortgage Loans then held in the warehouse facility, and shall be in the format as may be agreed upon by the Borrower and the Lender from time to time.

       B. The Borrower shall furnish to Lender (x) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) given to or received from its other lenders, (y) immediately, notice of the occurrence of any "Event of Default" hereunder or of any situation which the Borrower, with the passage of time, reasonably expects to develop into an "Event of Default" hereunder and (z) the following:

              (i) consolidated audited financial statements of AMRESCO INC. ("AMRESCO"), within 120 days of AMRESCO's fiscal year end;

              (ii) Consolidated unaudited financial statements of AMRESCO for each of AMRESCO's first three quarters of each fiscal year, within 45 days after quarter end;

              (iii) unaudited financial statements of the Borrower within 45 days after quarter end;

              (iv) quarterly and annual consolidated financial statements of AMRESCO reflecting material intercompany adjustments within 5 business days of their release; and

              (v) copies of all SEC filings by the Borrower and its Affiliates, within five business days of their filing with the SEC, PROVIDED, THAT, AMRESCO will provide PSI with a copy of AMRESCO's annual 10-K filed with the SEC no later than 90 days after the end of the year.

       All required financial statements, information and reports shall be prepared in accordance with U.S. GAAP, or, if applicable to SEC filings, SEC accounting regulations.


       SECTION 10. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" hereunder:

       A. Failure of the Borrower to (i) make any payment of interest or principal or any other sum which has become due, whether by acceleration or otherwise, under the terms of the Secured Note, this Agreement, any other warehouse and security agreement or any other document evidencing or securing indebtedness of the Borrower to the Lender or to any affiliate of the Lender, or (ii) pay or deliver any Restoration Amount.

       B. Any "event of default" by the Borrower under any agreement (after the expiration of any applicable grace period under any such agreement) relating to any indebtedness of the Borrower in excess of $1,000,000 to any other lender, or the default by any Material Affiliate under any agreement relating to any recourse indebtedness of any Material Affiliate in an amount in excess of $1,000,000.

       C. Assignment or attempted assignment by the Borrower of this Agreement or any rights hereunder, without first obtaining the specific written consent of Lender, or the granting by the Borrower of any security interest, lien or other encumbrance on any Collateral to other than the Lender.

       D. The filing by the Borrower or any Material Affiliate of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or of any foreign jurisdiction; the failure of the Borrower or any Material Affiliate to secure dismissal of any such petition filed against it within thirty (30) days of such filing; the making of any general assignment by the Borrower or any Material Affiliate for the benefit of creditors; the appointment of a receiver or trustee for the Borrower or any Material Affiliate, or for any part of the Borrower's or any Material Affiliate's assets; the institution by the Borrower or any Material Affiliate of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding, for the dissolution or liquidation of, settlement of claims against, or winding up of the affairs of, the Borrower or any Material Affiliate; the institution of any such proceeding against the Borrower or any Material Affiliate if the Borrower or any Material Affiliate shall fail to secure dismissal thereof within thirty (30) days thereafter; the consent by the Borrower or any Material Affiliate to any type of insolvency proceeding against the Borrower or any Material Affiliate (under the Bankruptcy Code or otherwise); the occurrence of any event or existence of any condition which could be the ground, basis or cause for any proceeding or petition described in this Section 10.

       E. Any materially adverse change in the financial condition of the Borrower or of AMRESCO or the existence of any other condition which, in the Lender's sole determination, constitutes an impairment of the Borrower's ability to perform its obligations under this Agreement or the Borrower's obligations under the Secured Note, or in the case of AMRESCO, which constitutes an impairment of AMRESCO's ability to perform its obligations under the AMRESCO Note, and which condition is not remedied within ten (10) days after written notice to the Borrower or AMRESCO thereof or, if the conditions cannot be fully remedied within said ten days, substantial progress has not been made within said ten days toward remedy of the condition.

       F. Any servicer terminates its Servicing Agreement with the Borrower provided that no replacement servicer reasonably acceptable to the Lender is found within 15 days of notice of such termination.

       G. A breach by the Borrower of any representation, warranty or covenant set forth in Section 4, Section 7 or Section 9 hereof or a use by the Borrower of the proceeds of the Loan for a purpose other than as set forth in Section 1(A) hereof.

       SECTION 11. REMEDIES UPON DEFAULT. A. Upon the happening of one or more Events of Default, the Lender may (x) refuse to make further Advances hereunder and (y) immediately declare the principal of the Secured Note then outstanding to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement; PROVIDED that, upon the occurrence of the Event of Default referred to in Section 9(D), such amounts shall immediately and automatically become due and payable without any further action by any person or entity. Upon such declaration or such automatic acceleration, the balance then outstanding on the

Secured Note shall become immediately due and payable without presentation, demand or further notice of any kind to the Borrower.

       B. Upon the happening of one or more Events of Default, the Lender shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Agreement. The Borrower and the Lender hereby acknowledge that the Lender's right to obtain physical possession of the Collateral is deemed for all purposes to be equivalent to the rights of "seizure of property or maintenance or continuation of perfection of an interest in property" as specified under Bankruptcy Code Sections 362(b) and 546(b)(2).

       C. Upon the happening of one or more Events of Default, the Lender shall have the right to direct all servicers then servicing any Pledged Mortgage Loans to remit all collections on the Pledged Mortgage Loans to the Lender, and if any such payments are received by the Borrower, the Borrower shall not commingle the amounts received with other funds of the Borrower and shall promptly pay them over to the Lender. In addition, the Lender shall have the right to dispose of the Collateral as provided herein, or as provided in the other documents executed in connection herewith, or in any commercially reasonable manner, or as provided by law. Such disposition may be on either a servicing-released or a servicing-retained basis. The Lender shall be entitled to place the Mortgage Loans which it recovers after any default in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market as a commercially reasonable disposition of Collateral, subject to the applicable requirements of the New York UCC. The Lender shall also be entitled to sell any or all of such Mortgage Loans individually for the prevailing price as a commercially reasonable disposition of Collateral subject to the applicable requirements of the New York UCC. The specification in this Section of manners of disposition of collateral as being commercially reasonable shall not preclude the use of other commercially reasonable methods (as contemplated by the New York UCC) at the option of the Lender.

       D. Following the occurrence and during the continuance of an Event of Default, interest shall accrue on the Loan at a default interest rate of federal funds plus 5.00%.

       SECTION 12. INDEMNIFICATION. The Borrower agrees to hold the Lender harmless from and indemnifies the Lender against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by, or asserted against the Lender relating to or arising out of this Agreement, the Secured Note, any Program Agreement or any transaction contemplated hereby or thereby resulting from anything other than the Lender's negligence or willful misconduct. The Borrower also agrees to reimburse the Lender for all reasonable expenses in connection with the enforcement of this Agreement, the Secured Note and any Program Agreement, including without limitation the reasonable fees and disbursements of counsel. The Borrower's agreements in this Section shall survive the payment in full of the Secured Note and the expiration or termination of this Agreement. The Borrower hereby acknowledges that, notwithstanding the fact that the Secured Note is secured by the Collateral, the obligations of the Borrower under the Secured Note are recourse obligations of the Borrower.

       SECTION 13. POWER OF ATTORNEY. The Borrower hereby authorizes the Lender, at the Borrower's expense, to file such financing statement or statements relating to the Collateral without the Borrower's signature thereon as the Lender at its option may deem appropriate, and appoints the Lender as the Borrower's attorney-in-fact to execute any such financing statement or statements in the Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and continue the security interest granted hereby and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of the Borrower as its attorney-in-fact. This Power of Attorney is coupled with an interest and is irrevocable without the Lender's consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder.

       SECTION 14. AGREEMENT CONSTITUTES SECURITY AGREEMENT. This Agreement is intended by the parties hereto to be governed by New York Law, and to constitute a security agreement within the meaning of the New York UCC.

       SECTION 15. LENDER MAY ACT THROUGH AFFILIATES. The Lender may, from time to time, designate one or more affiliates for the purpose of performing any action hereunder.

       SECTION 16. NOTICES. All demands, notices and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or by overnight courier, or, if by other means, when received by the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

       If to the Borrower:

              c/o AMRESCO Residential Credit Corporation
              3401 CentreLake Drive
              Suite 480
              Ontario, California  91761
              Attention:  President
              Phone Number:  (909) 605-7600
              Fax Number:    (909) 605-7619

       with a copy to:

              AMRESCO, INC.
              1845 Woodall Rodgers Freeway
              Suite 1700
              Dallas, Texas  75201
              Attention:  General Counsel
              Phone Number:  (214) 953-7700
              Fax Number:    (214) 953-7757

       If to the Lender:

              Prudential Securities Realty Funding
                Corporation
              One Seaport Plaza, 27th Floor
              Treasury Department
              New York, New York  10292
              Attention:  Ms. Elizabeth Castagna
              Phone Number:  212-214-7772
              Fax Number:    212-214-7572

       With copies to:

              Prudential Securities Incorporated
              One New York Plaza
              New York, New York  10292
              Attention:  Valerie Kay
              Phone Number: 212-778-4127
              Fax Number:   212-778-7401

              Chris DiAngelo
              Dewey Ballantine
              1301 Avenue of the Americas
              New York, NY  10019
              Phone Number: 212-259-6718
              Fax Number:   212-259-6333

       SECTION 17. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

       SECTION 18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

       SECTION 19. CERTAIN DEFINITIONS. The following capitalized terms are defined in the corresponding sections specified below:

       "ADVANCE" - Section 1(A)(1).

       "ADVANTA MORTGAGE" - Section 2(B)(iii).

       "AFFILIATE" - Section 4(5).

       "AGREEMENT" - Introductory Clause.

       "AMRESCO" - Section 9(B)(i).

       "AMRESCO NOTE" - Section 7.

       "BORROWER" - Introductory Clause.

       "COLLATERAL" - Section 3.

       "COLLATERAL DEFICIENCY SITUATION" - Section 1(B)(2).

       "CONTINUING LOAN PURCHASE AGREEMENT" - Section 2(A).

       "CORRESPONDENT" - Section 2(B)(ii).

       "CUSTODIAN" - Section 3.

       "AMENDED AND RESTATED MASTER CUSTODIAL AGREEMENT" - Section 3.

       "CUSTODIAN'S CERTIFICATION" - Section 1(A)(2)(iii).

       "CUT-OFF DATE" - Section 1(B)(2).

       "DEFAULT" - Section 14.

       "EVENT OF DEFAULT" - Section 9(B).

       "FUNDING DATE" - Section 1(A)(2).

       "LENDER" - Introductory Clause.

       "LIBOR" - Section 1(A)(3).

       "LOAN" - Section 1(A)(1).

       "MARKET VALUE" - Section 1(B)(2).

       "MATURITY DATE" - Section 1(B)(2).

       "MATERIAL AFFILIATE" - Section 4(8).

       "MORTGAGE LOANS" - Section 1(A)(1).

       "MORTGAGE LOAN SCHEDULE" - Section 2(A).

       "NET EQUITY AMOUNT" - Section 4(C)(2).

       "NY UCC" - Section 1(E)(1).

       "PLEDGED MORTGAGE LOANS" - Section (1)(B)(2).

       "PROGRAM" - Section 2(B).

       "PROGRAM AGREEMENTS" - Section 2(B)(iv).

       "PSI" - Recitals.

       "PURCHASE AGREEMENTS" - Section 2(B)(i).

       "RESTORATION AMOUNT" - Section 1(B)(2).

       "SECURED NOTE" - Section 1(F).

       "SECURED OBLIGATIONS" - Section 3.

       "Securitization" - Recitals.

       "SERVICING AGREEMENTS" - Section 2(B)(i).

       "SUPPLEMENTAL MORTGAGE LOAN SCHEDULE" - Section 9.

       IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                           AMRESCO RESIDENTIAL MORTGAGE
                             CORPORATION


                           By:  /s/ Michael W. Trickey
                               ----------------------------------
                               Name: Michael W. Trickey
                               Title: Vice President


                           PRUDENTIAL SECURITIES REALTY
                             FUNDING CORPORATION


                           By:  /s/ Elizabeth W. Castagna
                               ----------------------------------
                               Name:  Elizabeth W. Castagna
                               Title:  Vice President & Treasurer

                                                                  EXHIBIT A

                     SECURED NOTE

             Dated as of February 23, 1996


         FOR VALUE RECEIVED, the undersigned, AMRESCO RESIDENTIAL MORTGAGE CORPORATION, a Delaware corporation organized under the laws of the State of Delaware, whose address is 1845 Woodall Rodgers Freeway, Suite 1700, Dallas, Texas 75201 (the "Borrower"), promises to pay to the order of PRUDENTIAL SECURITIES REALTY FUNDING CORPORATION, a Delaware corporation, whose address is One New York Plaza, New York, New York 10292 (the "Lender") on or before the Maturity Date the amount then outstanding (including accrued interest) under that certain Interim Warehouse and Security Agreement dated as of February 23, 1996 (the "Agreement"). Initially, the maximum principal amount which may be outstanding is $200,000,000. Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Agreement.

         The holder of this Note is authorized to record the date and amount of each Advance and the date and amount of each repayment of principal thereof on the schedule to be maintained by the Lender (which schedule may be obtained upon borrower's request), and any such recordation shall constitute prima facie evidence of the accuracy of the amount so recorded; provided that the failure of the holder hereof to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Agreement.

         MAXIMUM RATE OF INTEREST: It is intended that the rate of interest herein shall never exceed the maximum rate, if any, which may be legally charged on the Loan evidenced by this Note ("Maximum Rate"), and if the provisions for interest contained in this Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of the Lender, returned to the Borrower.

         DUE DATE: The Loan evidenced hereby not paid before the Maturity Date shall be due and payable on the Maturity Date.

         PLACE OF PAYMENT: All payments hereon shall be made, and all notices to the Lender required or authorized hereby shall be given, at the office of the Lender at the address designated in the heading of this Note, or to such other place as the Lender may from time to time direct by written notice to the Borrower.

         PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable by wire transfer in immediately available funds to the account number specified by the Lender, in lawful money of the United States. Payments remitted by the Borrower via wire transfer initiated after 1:00 p.m. New York City time shall be deemed to be received on the next business day. The Borrower agrees to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys' fees through appellate proceedings, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness.

         SECURITY: This Note is issued pursuant to the Agreement and is secured by a pledge of the collateral described therein. Notwithstanding the pledge of the collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

         DEFAULTS: Upon the happening of an Event of Default (as defined in the Agreement), the Lender shall have all rights and remedies set forth in the Agreement.

         The failure to exercise any of the rights and remedies set forth in the Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of Lender, except as and to the extent otherwise provided by law.

         WAIVERS: The Borrower waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further collateral, the release of any collateral for this Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust Lender's remedies against the Borrower or any other party liable hereon or against any collateral for this Note. None of the foregoing shall affect the liability of the Borrower. No extension of time for the payment of this Note, or an installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

         TERMINOLOGY: If more than one party joins in the execution of this Note, the covenants and agreements herein contained shall be the joint and several obligation of each and all of them and of their respective heirs, executors, administrators, successors and assigns, and relative words herein shall be read as if written in the plural when appropriate. Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

         AGREEMENT: Reference is made to the Agreement for provisions as to Advances, rates of interest, mandatory principal repayments, collateral and acceleration. If there is any conflict between the terms of this Note and the terms of the Agreement, the terms of the Agreement shall control.

         APPLICABLE LAW: This Note shall be governed by and construed under the laws of the State of New York, the laws of which the Borrower hereby expressly elects to apply to this Note. The Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, or in the District Court of the United States for the Southern District of New York.

                        AMRESCO RESIDENTIAL MORTGAGE
                        CORPORATION


                        By  /s/ Thomas J. Andrus
                            --------------------------
                            Name:   Thomas J. Andrus
                            Title:     Treasurer

                                                                    EXHIBIT B


                                                February 23, 1996



Bankers Trust Company of California, N.A.
3 Park Plaza
16th Floor
Irvine, California  92714

Prudential Securities Realty Funding Corporation
One New York Plaza
New York, NY 10292-2015

         Re:  Interim Funding Arrangement for
              Mortgage Loans
              ---------------------------

Gentlemen:

         I am the counsel to AMRESCO Residential Mortgage Corporation, a Delaware corporation (the "Borrower"). I have represented the Borrower in connection with the execution and delivery of the following documents:

         (i) Interim Warehouse and Security Agreement, dated as of February 23, 1996 (the "Interim Warehouse and Security Agreement"), between the Borrower and Prudential Securities Realty Funding Corporation
       (the "Lender");

         (ii) Secured Note executed as of February 23, 1996 by the Borrower in favor of the Lender (the "Note");

         (iii) Amended and Restated Amended and Restated Custodial Agreement, dated as of November 1, 1995 (the "Amended and Restated Amended and Restated Custodial Agreement"), among the Borrower and Bankers Trust Company of California, N.A. (the "Custodian").

         Capitalized terms used herein, but not defined herein, shall have the meanings assigned to them in the Interim Warehouse and Security Agreement.

         I have examined executed copies of the Interim Warehouse and Security Agreement, the Note, and the Amended and Restated Custodial Agreement. I have also examined originals or photostatic or certified copies of all such corporate records of the Borrower and such certificates of public officials, certificates of corporate officers, and other documents, and such questions of law, as I have deemed appropriate and necessary as a basis for the opinions hereinafter expressed. In making my examination and rendering the opinions herein expressed, I have made the following assumptions: i) each party to each of the Interim Warehouse and Security Agreement and the Amended and Restated Custodial Agreement (other than the Borrower) has the power to enter into and perform all of its obligations thereunder, (ii) the due authorization, execution and delivery of each of the Interim Warehouse and Security Agreement and the Amended and Restated Custodial Agreement by all parties thereto (other than the Borrower), and (iii) the validity and binding effect on all parties thereto (other than the Borrower) of each of the Interim Warehouse and Security Agreement and the Amended and Restated Custodial Agreement.

         The opinions expressed below with respect to enforceability are subject to the following additional qualifications:

         (a) The effect of insolvency, reorganization, moratorium, conservatorship, receivership, or other similar laws relating to or affecting the rights of creditors of institutions having deposits insured by the Federal Deposit Insurance Corporation in the event of insolvency, reorganization, moratorium, conservatorship or receivership.

         (b) The application of general principles of equity, including, but not limited to, the right of specific performance (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (c) The unenforceability of provisions to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies, or to the effect that provisions therein may only be waived in writing to the extent that an oral agreement has been entered into modifying such provisions.

         I am licensed to practice law in the State of __________, and, each opinion hereinafter set forth is an opinion concerning only the law of the State of ___________. All opinions expressed herein are based on laws, regulations and policy guidelines currently enforced and may be affected by future changes in law. Furthermore, no opinion is expressed herein regarding the applicable state Blue Sky, legal investment or real estate syndication laws.

         Based upon the foregoing, and subject to the last paragraph hereof, I am of the opinion that:

         1. The Interim Warehouse and Security Agreement, the Note and the Amended and Restated Custodial Agreement each constitutes the valid, legal and binding agreement of the Borrower, and each is enforceable against the Borrower in accordance with its terms.

         2. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of Delaware for the execution, delivery and performance of the Interim Warehouse and Security Agreement, the Note, or the Amended and Restated Custodial Agreement as applicable, by the Borrower, except such of which as have been obtained.

         3. The execution, delivery and performance by the Borrower of the Interim Warehouse and Security Agreement, the Note and the Amended and Restated Custodial Agreement, does not conflict with or result in a breach of, or constitute a default under any law, rule or regulation of the federal government or of the State of Delaware.

         4. The execution, delivery and performance of the Interim Warehouse and Security Agreement, the Note and the Amended and Restated Custodial Agreement by the Borrower will not result in a default under any mortgage, borrowing agreement, or other instrument or agreement pertaining to indebtedness for borrowed money to which the Borrower is a party.

         5. Upon the execution of the Interim Warehouse and Security Agreement, a valid security interest in the Mortgage Loans and the proceeds thereof is granted to the Lender, which security interest would be a valid, first-priority, perfected security interest with respect to such Mortgage Loans and the proceeds thereof upon the filing of the appropriate financing statements with the Office[s] of the Secretary of State of _________________.

         This Opinion is furnished by me as counsel to the Borrower and is solely for the benefit of the addressees hereof; except that this Opinion may be relied upon by any holder in due course of the Note.

                             Yours truly,

                                                                    EXHIBIT C


                      CREDIT INCREASE CONFIRMATION AND
                               NOTE AMENDMENT

                           Dated ________________


         Reference is made to (x) the Interim Warehouse and Security Agreement, dated as of February 23, 1996 (the "Interim Warehouse Agreement") between Prudential Securities Realty Funding Corporation (the "Lender") and AMRESCO Residential Mortgage Corporation (the "Borrower") and (y) the Secured Note dated as of February 23, 1996 (the "Note") from the Borrower to the Lender.

SECTION 1.

              The "Maturity Date" referenced in the Interim Warehouse Agreement and in the Note shall be
              ___________________________.

              [Any other changes.]

SECTION 2.

         As amended by Section 1 hereof all provisions of the Interim Warehouse Agreement and of the Note are reconfirmed as of the date hereof. The Borrower, in addition, hereby reconfirms and remakes as of the date hereof each and every of its representations, warranties and covenants set forth in the Interim Warehouse Agreement.

                                      AMRESCO RESIDENTIAL MORTGAGE
                                        CORPORATION


                                      By:________________________________
                                         Name:
                                         Title:




                                      PRUDENTIAL SECURITIES REALTY FUNDING
                                        CORPORATION


                                      By:________________________________
                                         Name:
                                         Title:

                            APPROVAL AS TO LEGALITY

       I, Karen Cornell, corporate counsel to the Borrower hereby confirm that:

           I delivered, on _________, 1996, the opinion letter, a copy of which is attached hereto (the "Opinion Letter") relating to the Interim Warehouse Agreement and the Note.

           I have represented the Borrower in connection with its execution and delivery of the Credit Increase and Confirmation Amendment (the "Confirmation") to which this Approval as to Legality is attached.

           I hereby extend, as of the date hereof, the opinions set forth in the Opinion Letter to cover both the Confirmation itself as well as the transactions described on the Confirmation and confirm, as of the date hereof, and subject to any and all assumptions and qualifications set forth therein, the opinions set forth in the Opinion Letter.

                                       Yours truly,



                                       ________________________________
                                       [Name]
                                       Corporate Counsel



Dated:  __________________

                                 FUNDING NOTICE

                                                         _________, 1996


Prudential Securities Realty
 Funding Corporation
One New York Plaza
New York, NY 10292

       Re:  Interim Warehouse and Security Agreement
            dated as of February 23, 1996 ("Agreement")
            -------------------------------------------


Gentlemen:

       Reference is made to the Agreement for defined terms used herein. Pursuant to Section 2(A) of the Agreement, this letter constitutes notice that the undersigned desires to obtain an Advance in the principal amount of $____________, constituting ___% of the aggregate outstanding principal balance of the Mortgage Loans shown on the attached Mortgage Loan Schedule, as of the Cut-Off Date shown thereon.

       This letter will further certify that: (1) the undersigned has no notice or knowledge of any Event of Default; (2) the representations and warranties in this agreement relating to the Mortgage Loans shown on the attached Mortgage Loan Schedule are true and correct as of the date hereof;
(3) each of the conditions precedents to an Advance listed in Section 1(A)(2) of the Agreement are true and correct as of the date hereof and shall be true and correct on the date of the Advance requested herein, before and after giving effect thereto.


                                      AMRESCO RESIDENTIAL
                                      MORTGAGE CORPORATION


                                       ______________________________By:

                                 SECURED NOTE

                        Dated as of February 23, 1996


         FOR VALUE RECEIVED, the undersigned, AMRESCO RESIDENTIAL MORTGAGE CORPORATION, a Delaware corporation organized under the laws of the State of Delaware, whose address is 1845 Woodall Rodgers Freeway, Suite 1700, Dallas, Texas 75201 (the "Borrower"), promises to pay to the order of PRUDENTIAL SECURITIES REALTY FUNDING CORPORATION, a Delaware corporation, whose address is One New York Plaza, New York, New York 10292 (the "Lender") on or before the Maturity Date the amount then outstanding (including accrued interest) under that certain Interim Warehouse and Security Agreement dated as of February 23, 1996 (the "Agreement"). Initially, the maximum principal amount which may be outstanding is $200,000,000. Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Agreement.

         The holder of this Note is authorized to record the date and amount of each Advance and the date and amount of each repayment of principal thereof on the schedule to be maintained by the Lender (which schedule may be obtained upon borrower's request), and any such recordation shall constitute prima facie evidence of the accuracy of the amount so recorded; provided that the failure of the holder hereof to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Agreement.

         MAXIMUM RATE OF INTEREST: It is intended that the rate of interest herein shall never exceed the maximum rate, if any, which may be legally charged on the Loan evidenced by this Note ("Maximum Rate"), and if the provisions for interest contained in this Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of the Lender, returned to the Borrower.

         DUE DATE: The Loan evidenced hereby not paid before the Maturity Date shall be due and payable on the Maturity Date.

         PLACE OF PAYMENT: All payments hereon shall be made, and all notices to the Lender required or authorized hereby shall be given, at the office of the Lender at the address designated in the heading of this Note, or to such other place as the Lender may from time to time direct by written notice to the Borrower.

         PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable by wire transfer in immediately available funds to the account number specified by the Lender, in lawful money of the United States. Payments remitted by the Borrower via wire transfer initiated after 1:00 p.m. New York City time shall be deemed to be received on the next business day. The Borrower agrees to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys' fees through appellate proceedings, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness.

         SECURITY: This Note is issued pursuant to the Agreement and is secured by a pledge of the collateral described therein. Notwithstanding the pledge of the collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

         DEFAULTS: Upon the happening of an Event of Default (as defined in the Agreement), the Lender shall have all rights and remedies set forth in the Agreement.

         The failure to exercise any of the rights and remedies set forth in the Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of Lender, except as and to the extent otherwise provided by law.

         WAIVERS: The Borrower waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further collateral, the release of any collateral for this Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust Lender's remedies against the Borrower or any other party liable hereon or against any collateral for this Note. None of the foregoing shall affect the liability of the Borrower. No extension of time for the payment of this Note, or an installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

         TERMINOLOGY: If more than one party joins in the execution of this Note, the covenants and agreements herein contained shall be the joint and several obligation of each and all of them and of their respective heirs, executors, administrators, successors and assigns, and relative words herein shall be read as if written in the plural when appropriate. Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

         AGREEMENT: Reference is made to the Agreement for provisions as to Advances, rates of interest, mandatory principal repayments, collateral and acceleration. If there is any conflict between the terms of this Note and the terms of the Agreement, the terms of the Agreement shall control.

         APPLICABLE LAW: This Note shall be governed by and construed under the laws of the State of New York, the laws of which the Borrower hereby expressly elects to apply to this Note. The Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, or in the District Court of the United States for the Southern District of New York.

                                      AMRESCO RESIDENTIAL MORTGAGE
                                      CORPORATION


                                      By  /s/ Thomas J. Andrus
                                        --------------------------
                                        Name:   Thomas J. Andrus
                                        Title:  Treasurer